EXHIBIT (23)(b)



SPRINT SPECTRUM HOLDING COMPANY, L.P.
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (Nos. 33-34567, 33-48689, 33-58488 and 33-64564) on Form S-3 and the
Registration Statements (Nos. 33-35173, 33-44255, 33-38761, 33-21662, 33-28544,
33-31802, 2-97322, 2-71704, 2-62061, 33-59316, 33-59318, 33-59322, 33-59324,
33-59326, 33-59328, 33-53695, 33-57785, 33-57911, 33-59349, 33-65147, 33-65149,
33-25449, 333-42077, 333-46487, 333-46491) on Form S-8 of Sprint Corporation of
our report dated February 3, 1998 on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the developmental stage of Sprint Spectrum Holding Company, L.P. and subsidiaries) for each of the three years in the period ended December 31, 1997 appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1997.


/s/Deloitte & Touche LLP
   Deloitte & Touche LLP


Kansas City, Missouri
March 2, 1998